Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CDM RESOURCE PARTNERS, L.P.
     This Certificate of Limited Partnership, dated May 18, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “CDM Resource Partners, L.P.”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
CDM RP GP, L.P.
20405 Tomball Parkway
Suite 310
Houston, Texas 77070
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

CDM RP GP, L.P., its General Partner

By:	CDM GP, LLC, its General Partner

By:	CDMR Holdings, LLC, its sole member

By:	/s/ Randall H. Dean

Randall H. Dean
Authorized Person
[Certificate of Limited Partnership of CDM Resource Partners, L.P.]